Exhibit 5.0

LAW OFFICES OF
CLINE, WILLIAMS, WRIGHT, JOHNSON & OLDFATHER, L.L.P.

FREDRIC H. KAUFFMAN	ONE PACIFIC PLACE			JOHN C. HEWITT
DONALD F. BURT	1125 SOUTH 103RD STREET,			JOHN L. HORAN
STEPHEN E. GEHRING	SUITE 320			MICHAEL C. PALLESEN
KEVIN COLLERAN	OMAHA, NEBRASKA 68124-1090			TRACY A
L. BRUCE WRIGHT	(402) 397-1700			. OLDEMEYER
ROBERT J. ROUTH	FAX (402) 397-1806			JANIS J. WINTERHOF
JAMES M. BAUSCH	www.clinewilliams.com			PAMELA EPP OLSEN
DAVID R. BUNTAIN				TRENT R. SIDDERS
STEPHEN H. NELSEN				JENNIE A. KUEHNER
MICHAEL C. MUELLER				ANDRE R. BARRY
DANIEL R. STOGSDILL				TRAVIS P. O’GORMAN
SCOTT D. KELLY				DOUGLAS R. ABERLE
TERRY R. WITTLER	LINCOLN	AURORA	SCOTTSBLUFF	BRIAN J. ADAMS
MARK A. CHRISTENSEN	1900 U.S. BANK BUILDING	1207 M STREET	RAILWAY OFFICE PLAZA	STANTON N. BEEDER
RICHARD P. GARDEN JR.	233 SOUTH 13TH STREET	P.O. BOX 510	115 RAILWAY STREET,	LAURA R. HEGGE
SHAWN D. RENNER	LINCOLN, NEBRASKA	AURORA NEBRASKA 68818	SUITE A-115	BREN H. CHAMBERS
JOHN C. MILES	68508-2094	(402) 694-6314	SCOTTSBLUFF,	AUSTIN L. McKILLIP
MARY KAY O’CONNOR	(402) 474-6900		NEBRASKA 69361	TESSA P. HERMANSON
THOMAS C. HUSTON			(308) 635-1020
DON R. JANSSEN
SUSAN KUBERT SAPP				— — — — — — — —
KEVIN J. SCHNEIDER
ANDREW D. STROTMAN			CHARLES E. WRIGHT, COUNSEL
JILL GOSSIN JENSEN			CHARLES M. PALLESEN JR., COUNSEL
STEVEN M. DELANEY			ALAN E. PETERSON, COUNSEL
RICHARD P. JEFFRIES, COUNSEL

October 12, 2006

Mr. Sardar Biglari
Chairman
Western Sizzlin Corporation
1338 Plantation Road
P.O. Box 12167
Roanoke, Virginia 24023

Re:         Registration Statement on Form S-3 (SEC File No. 333-137222)
Our File No. WSC06-CB006

Dear Mr. Biglari:

We have acted as legal counsel for Western Sizzlin Corporation, a Delaware corporation (the “Company”), in connection with the Company’s preparation of the above referenced Registration Statement on Form S—3 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) and the prospectus filed therewith (collectively, the “Form S—3”). The Form S-3 and the prospectus relate to the registration of 594,429 shares of the Company’s common stock and 1,888,857 subscription rights (as defined in the Form S—3).

In connection herewith, we have examined (i) the Form S-3, (ii) the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company, (iii) the corporate minutes and proceedings of the Company applicable to the filing of the Form S—3, and (iv) such other proceedings, documents and records as we deemed necessary or appropriate for the purposes of making this opinion. In making such examinations, we have assumed the genuineness of all signatures on all documents and conformed originals to all copies submitted to us as conformed or photocopies. In addition to such examinations, we have ascertained or verified such additional facts as we deemed necessary or appropriate for purposes of this opinion. However, as to various questions of fact material to our opinion, we have relied upon representations, statements or certificates of officers, directors or representatives of the Company or others.

Based upon the foregoing, we are of the opinion that (i) the Company has been legally incorporated and is validly existing under the laws of the State of Delaware; (ii) the shares and the rights as contemplated by the Form S-3 have been duly authorized; (iii) upon distribution pursuant to the offering as described in the Form S—3, the rights will be validly issued; (iv) upon the issuance and sale of the shares against payment therefore upon exercise of rights, as described in the S—3, the shares will be validly issued, fully paid and non-assessable common stock of the Company; and (v) the rights are legal, valid and binding obligations, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally, and the fact that equitable remedies or relief (including, but not limited to, the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought.

We hereby consent to the filing of this opinion as an exhibit to the Form S—3 and to any references to our firm in the prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cline, Williams, Wright, Johnson &
Oldfather, L.L.P.

Cline, Williams, Wright, Johnson &
Oldfather, L.L.P.